EXHIBIT 10.1

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF TENNESSEE
NASHVILLE DIVISION

IN RE: REALPAGE, INC., RENTAL SOFTWARE ANTITRUST LITIGATION (NO. II)	Case No. 3:23-MD-03071 MDL No. 3071 This Document Relates to: ALL CASES Judge Waverly D. Crenshaw, Jr.

AMENDED SETTLEMENT AGREEMENT1

THIS SETTLEMENT AGREEMENT (“Agreement,” “Settlement Agreement,” or “Settlement”) is made and entered into as of January 26, 2026 (“Execution Date”), by and between the Plaintiffs, on behalf of themselves and on behalf of each Settlement Class Member (the “Settlement Class,” as defined below), and Mid-America Apartment Communities, Inc., and Mid-America Apartments, L.P. (together, “MAA,” and collectively with Plaintiffs, the “Parties”).

WHEREAS, Plaintiffs have brought claims on their own behalf and on behalf of the Settlement Class against MAA and other Defendants in the matter captioned In Re: RealPage, Inc., Rental Software Antitrust Litigation (No. II), MDL No. 30712 (the “Action”);

WHEREAS, Plaintiffs allege they were injured as a result of MAA’s purported participation in a conspiracy to fix, raise, stabilize, or maintain at artificially high levels the rents for residential units in the United States and to exchange competitively sensitive information about rental pricing in violation of Section 1 of the Sherman Act (15 U.S.C. §1) and the state laws identified in the Second Amended Consolidated Class Action Complaint, ECF No. 530;

WHEREAS, MAA denies each and every one of Plaintiffs’ claims, denies any and all allegations of wrongdoing in the Action and all charges of wrongdoing or liability against it arising out of the conduct, statements, or omissions alleged, or that could have been alleged, in the Action, and has asserted a number of defenses to Plaintiffs’ claims;

WHEREAS, counsel for the Parties have engaged in arm’s-length negotiations on the terms of this Agreement, assisted by the Court-appointed mediator, and this Agreement embodies all of the terms and conditions of this Settlement;

WHEREAS, Plaintiffs, through their counsel, investigated the facts and law regarding the Action, and after carefully considering the claims made by Plaintiffs on behalf of themselves and the Settlement Class, and the possible legal and factual defenses thereto, have concluded that it is in the best interests of Plaintiffs and the Settlement Class to enter into this Settlement Agreement with

1 For the avoidance of doubt, this Amended Settlement Agreement supersedes the prior Settlement Agreement the Parties signed on January 26, 2026.

2 The actions currently centralized in MDL No. 3071 include Case Nos. 3:22-cv-01082; 3:23-cv-00332; 3:23-cv-00357; 3:23-cv-00378; 3:23-cv-00413; 3:23-cv-00552; 3:23-cv-00742; and 3:23-cv-00979.

MAA to avoid the uncertainties and risks of further litigation, and that the settlement set forth herein is fair, reasonable, and adequate, and in the best interests of the Settlement Class;

WHEREAS, MAA, despite its belief that it is not liable for the claims asserted by Plaintiffs and its belief that it has strong defenses thereto, has nevertheless agreed to enter into this Agreement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation, and to obtain the release, order, and judgment contemplated by this Agreement and to put to rest with finality all claims that have been or could be asserted against MAA based on the conduct alleged in the Complaint, as more particularly set out below;

WHEREAS, the Parties wish to preserve all arguments, defenses, and responses to all claims in the Action, including any arguments, defenses, and responses to any proposed litigation class proposed by Plaintiffs in the event that the Effective Date does not occur;

WHEREAS, the Parties have had a full opportunity to examine the facts and circumstances surrounding their respective decisions to accept the terms of this Agreement and have not relied on any representations (or the lack thereof) made by any other Party concerning the facts and circumstances leading to this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth below, and other good and valuable consideration, it is agreed by and among the undersigned, on behalf of MAA and the Plaintiffs, on behalf of themselves and the members of the Settlement Class, that all existing and potential claims that were raised or could have been raised in this Action arising from the conduct alleged in the Complaint, be settled, compromised, and dismissed on the merits with prejudice as to MAA and the other Releasees, subject to Court approval, on the following terms and conditions:

1.
General Definitions. The terms below and elsewhere in this Agreement with initial capital letters shall have the meanings ascribed to them for purposes of this Agreement.
a.
“Affiliates,” whether capitalized or not, means, with respect to a Person, all other entities which, whether directly or indirectly: (1) are controlled by that Person; (2) are under common control with that Person; or (3) control that Person. The term “control” as used in this definition means the possession, directly or indirectly, of the power, individually or jointly with another entity, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting rights, by contract, or otherwise. For the avoidance of doubt, employees of an entity that licensed RealPage RMS are not Affiliates and are not excluded from the Class, provided they are not officers or directors of, or do not have a controlling interest in, an entity that licensed RealPage RMS.
b.
“Authorized Claimant” means any Settlement Class Member who is entitled to a distribution from the Net Settlement Fund pursuant to the Plan of Allocation approved by the Court in accordance with the terms of this Agreement.
c.
“Claim Form” means the form approved by the Court by which a Claimant makes a claim to share in the proceeds of the Net Settlement Fund.

d.
“Claimant” means a person or entity who or which submits a Claim Form to the Settlement Administrator seeking to be eligible to share in the proceeds of the Net Settlement Fund.
e.
“Class Notice” means the form of notice of the Settlement approved by the Court and sent to the Settlement Class Members.
f.
“Competitively Sensitive Information” means property-specific data or information (whether past, present, or prospective) which, individually or when aggregated with such data or information from other properties, (1) could be reasonably used to determine current or future rental supply, demand, or pricing at a property or of any property’s units, including but not limited to executed rents, rental price concessions or discounts, guest traffic, guest applications, occupancy or vacancy, lease terms or lease expirations; (2) relates to Properties’ use of settings or user-specified parameters within Revenue Management Products with respect to such property or properties; or (3) relates to Properties’ rental pricing amount, formula, or strategy, including rental price concessions or discounts, in each case, with respect to such property or properties.
g.
“Complaint” means the Second Amended Consolidated Class Action Complaint filed on September 7, 2023 (Dkt. 530, re-filed across the consolidated cases at Dkt. 728).
h.
“Court” means the United States District Court for the Middle District of Tennessee and the Honorable Waverly D. Crenshaw, Jr.
i.
“Defendants” means those Defendants named in Plaintiffs’ Complaint—Allied Orion Group, LLC; Apartment Income REIT Corp. d/b/a AIR Communities; Apartment Management Consultants, LLC; Avenue5 Residential, LLC; Bell Partners, Inc.; BH Management Services, LLC; Bozzuto Management Co.; Brookfield Properties Multifamily LLC; Camden Property Trust; CH Real Estate Services, LLC; CONAM Management Corporation; CONTI Texas Organization, Inc. d/b/a CONTI Capital; Cortland Management, LLC; Crow Holdings, LP; Trammell Crow Residential Co.; CWS Apartment Homes, LLC; Dayrise Residential, LLC; ECI Management, LLC; Equity Residential; Essex Property Trust, Inc.; First Communities Management, Inc.; FPI Management, Inc.; Greystar Management Services, LLC; Highmark Residential, LLC; Independence Realty Trust, Inc.; Kairoi Management, LLC; Knightvest Residential; Lantower Luxury Living, LLC; Lincoln Property Co.; Mid-America Apartment Communities, Inc.; Mid-America Apartments L.P.; Mission Rock Residential, LLC; Morgan Properties Management Co., LLC; Pinnacle Property Management Services, LLC; Prometheus Real Estate Group, Inc.; RealPage, Inc.; Rose Associates, Inc.; RPM Living, LLC; Sares Regis Group Commercial, Inc.; Security Properties Residential, LLC; Sherman Associates, Inc.; Simpson Property Group, LLC; Thoma Bravo L.P.; Thoma Bravo Fund XIII, L.P.; Thoma Bravo Fund XIV, L.P.; The Related Companies, L.P.; Related Management Co., L.P.; Thrive Communities Management, LLC; UDR, Inc.; Windsor Property Management Co.; WinnCompanies, LLC; WinnResidential Manager Corp.; and ZRS Management, LLC.
j.
“Effective Date” shall have the meaning set forth in Paragraph 2(f) of this Settlement Agreement.

k.
“Escrow Agent” means Huntington National Bank or its duly appointed successor, or such other bank as may be proposed by Settlement Class Counsel and approved by the Court.
l.
“Fee and Expense Award” means any portion of the Settlement Fund approved by the Court for payment to counsel who have represented Plaintiffs or the Settlement Class, including such counsel’s attorneys’ fees, costs, and litigation expenses, including fees, costs, and expenses of experts (excluding Notice and Administration Expenses).
m.
“MAA’s Counsel” means Mayer Brown LLP and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.
n.
“MAA Non-Subsidiary Joint Ventures” means, individually and collectively, Post 1499 Massachusetts, LLC, 1499 Massachusetts Avenue, Inc., 1499 Massachusetts Holding, LLC, and Post Biltmore, LLC.
o.
“Net Settlement Fund” means the balance of the Settlement Fund remaining after payment of: (a) Taxes and any Tax Expenses; (b) Notice and Administration Expenses; (c) any Fee and Expense Award; (d) any Service Awards to Plaintiffs; and (e) other fees and expenses, if any, authorized by the Court.
p.
“Nonpublic Data” means any Competitively Sensitive Information that is not Public Data.
q.
“Notice and Administration Expenses” means the reasonable costs and expenses that are incurred in connection with locating Settlement Class Members in accordance with the Notice Plan; preparing, printing, disseminating, and publishing notice under the Notice Plan; soliciting the submission of Claim Forms; assisting with the submission of Claim Forms; processing Claim Forms; administering and distributing the Net Settlement Fund to Authorized Claimants pursuant to the Plan of Allocation; and paying escrow fees and costs for the Escrow Agent (if any). All such Notice and Administration Expenses shall be paid from the Settlement Fund in accordance with the terms of this Agreement and Orders of the Court.
r.
“Notice Plan” means any plan and methodology used to notify Settlement Class Members of this Settlement that is approved by the Court.
s.
“Opt-Out” means only persons and entities who file a timely and valid written request for exclusion from this Settlement in accordance with the procedures set forth in the Class Notice.
t.
“Opt-Out Deadline” means the date set forth in the Class Notice by which all persons and entities seeking exclusion must submit a written request for exclusion.
u.
“Person” means any individual, corporation, partnership, limited liability company or partnership, limited partnership, professional corporation, association, joint stock company, trust, estate, unincorporated association, government or any political subdivision or agency thereof, and any other type of legal or political entity, any representative, and, as applicable, his, her, or its respective spouses, heirs, predecessors, successors-in-interest, representatives, and assigns.
v.
“Plaintiffs” means Jason Goldman, Jeffrey Weaver, Billie Jo White, Brandon Watters, Priscilla Parker, Patrick Parker, Barry Amar-Hoover, Joshua Kabisch, Meghan Cherry, and Maya Haynes, individually and on behalf of Settlement Class Members.

w.
“Plaintiffs’ Counsel” means Settlement Class Counsel and Plaintiffs’ additional counsel, Herzfeld, Suetholz, Gastel, Leniski and Wall, PLLC; Lieff Cabraser Heimann & Bernstein, LLP; Berger Montague, P.C.; Cafferty Clobes Meriwether & Sprengel LLP; Lowey Dannenberg, P.C.; Joseph Saveri Law Firm, LLP; Kozyak Tropin & Throckmorton LLP; and Burke LLP.
x.
“Plan of Allocation” means the plan of allocation approved by the Court for the allocation of the Net Settlement Fund whereby the Net Settlement Fund shall be distributed to Authorized Claimants.
y.
“Preliminary Approval Order” and “Preliminary Approval” mean the order preliminarily approving the Settlement.
z.
“Properties” means all multifamily rental properties managed and/or owned (in whole or in part) by MAA (or one of its Subsidiaries, MAA Non-Subsidiary Joint Ventures or Affiliates) in the United States that at any point during the Settlement Class Period were subject to a license to use RealPage’s Revenue Management Solutions for multifamily rental units.
aa.
“Public Data” means information on a rental unit’s asking price (including publicly offered concessions), amenities, and availability that is readily accessible to the general public, such as on the property’s website, at a physical building, in brochures, or on an internet listing service. Public Data includes information on a rental unit’s asking price, concessions, amenities, and availability provided by a Property to any natural person who reasonably presents himself as a prospective renter. Public Data does not include any Competitively Sensitive Information obtained through communications between competitors.
bb.
“Released Claims” shall have the meaning set forth in Paragraph 4 of this Settlement Agreement.
cc.
“Releasees” means jointly and severally, and individually and collectively: (i) Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., and any and all of their respective past, present, and future, direct and indirect, Subsidiaries and Affiliates, (ii) the MAA Non-Subsidiary Joint Ventures, (iii) any and all predecessors, successors, assigns, insurers, and attorneys of the foregoing, and (iv) any and all present, former, and future principals, officers, directors, managers, employees, agents, shareholders, stockholders, members, partners, equity holders, interest holders, and representatives of the foregoing (including any and all heirs, legatees, executors, administrators, beneficiaries, and representatives thereof), but solely in their capacities as such with respect to an entity listed in subpart (i), (ii), and (iii) above. However, Releasees does not include any Defendant other than MAA.

dd.
“Releasors” means: (i) Plaintiffs, (ii) each and every Settlement Class Member, jointly and severally, and individually and collectively, and (iii) all of their respective predecessors, successors, heirs, administrators, and assigns. Releasors release Released Claims on behalf of themselves and on behalf of any party claiming by, for, under, or through any and all Releasors (including, without limitation, in a parens patriae capacity), with such claiming parties to include, without limitation, any and all past, present, and future, direct and indirect, parent companies, subsidiary companies, partnerships, joint ventures, and affiliates, including all of their respective predecessors, successors, and assigns, and any and all present, former, and future principals, partners, officers, directors, managers, employees, agents, shareholders, stockholders, equity holders, interest holders, members, representatives, insurers, attorneys, heirs, legatees, wards, assigns, beneficiaries, estates, next of kin, family members, relatives, personal representatives, executors, administrators, beneficiaries, and representatives of any kind, and all other individuals or entities with whom any of the foregoing have been or now will be, affiliated, and the predecessors, successors, heirs, executors, administrators, and assigns of any of the foregoing.
ee.
“Revenue Management Solutions,” “Revenue Management Products,” or “RMS” means RealPage’s software, including software as a service, that generates rental price or rental pricing recommendations for multifamily rental properties including Lease Rent Options (“LRO”), YieldStar, and AI Revenue Management (“AIRM”), and any other RealPage product and/or service that has access to, is informed by, and/or incorporates RMS, including RMS that use competitors’ Competitively Sensitive Information, for the purpose of generating rental prices of rental pricing recommendations.
ff.
“RealPage” means RealPage, Inc., a Delaware corporation with its headquarters in Richardson, Texas.
gg.
“Service Award” means the Court-approved monetary award for Plaintiffs paid from the Settlement Fund, as further defined in Paragraph 12.
hh.
“Settlement Administrator” means Angeion Group, LLC, appointed by the Court to disseminate Class Notice of settlement agreements reached in this matter as of the Execution Date (Dkt. 1313), or other professional and independent entity or entities retained by Plaintiffs’ Counsel and appointed by the Court to disseminate Class Notice of Settlement to the Settlement Class and administer the distribution of the Net Settlement Fund to the Settlement Class Members, including all matters related thereto.
ii.
“Settlement Amount” shall be USD $53,000,000.00 (fifty-three million U.S. dollars) as specified in Paragraph 5.
jj.
“Settlement Class” means the class defined in Paragraph 3 below.
kk.
“Settlement Class Counsel” means Scott+Scott Attorneys at Law LLP, Robins Kaplan LLP, and Hausfeld LLP.
ll.
“Settlement Class Member” means each Person that is a member of the Settlement Class who has not validly elected to be excluded from the Settlement Class in accordance with the procedures established by the Court.
mm.
“Settlement Class Period” means from October 18, 2018 through the date of Preliminary Approval.

nn.
“Settlement Fund” means the Settlement Amount plus accrued interest on said amount as set forth in Paragraph 6.
oo.
“Subsidiary” means, with respect to a Person, any corporation, partnership, joint venture, limited liability company, or other entity of which such Person owns, directly or indirectly, greater than fifty percent (50%) of the capital stock, partnership interests, membership interests, or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture, limited liability company, or other legal entity or to vote as a general partner or managing member thereof.
pp.
“Tax Expenses” means expenses and costs incurred in connection with the operation and implementation of Paragraph 7 (including, without limitation, expenses of tax attorneys and/or accountants, and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in Paragraph 7).
qq.
“Taxes” means taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon MAA with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a qualified settlement fund for Federal or state income tax purposes.
2.
Approval of this Agreement and Dismissal of Claims Against MAA.
a.
MAA shall use its reasonable best efforts in connection with Plaintiffs’ Counsel’s motions for approval of this Settlement and any related documents necessary to effectuate and implement the terms and conditions of this Settlement Agreement. Subject to the approval of the Court, the Parties will undertake their reasonable best efforts, including all steps and efforts consistent with this Settlement Agreement that may be reasonably necessary or appropriate, by order of the Court or otherwise, to seek the Court’s approval of this Settlement and to carry out the terms of this Settlement Agreement.
b.
Plaintiffs shall, on or before March 31, 2026, absent agreement between the Parties or by Order of Court, submit to the Court a motion seeking preliminary approval of this Agreement (the “Preliminary Approval Motion”). The Preliminary Approval Motion shall include the proposed form of an order preliminarily approving this Agreement and staying litigation of the Action (against MAA only) pending final approval of this Settlement.
c.
Within thirty (30) calendar days after Preliminary Approval, or as soon thereafter as is practicable, MAA shall supply Plaintiffs with reasonably available records containing the contact information of Settlement Class Members who rented any multifamily housing unit at a Property. The contact information shall be provided in a mutually agreeable electronic format. Plaintiffs shall use their reasonable best efforts to secure contact information of Settlement Class Members from other Defendants for the purpose of noticing and administering this Settlement. The Settlement Administrator and Plaintiffs may request from MAA additional data reasonably necessary to effectuate the Class Notice ordered by the Court and/or administer this Agreement, and MAA will not unreasonably deny any such additional requests or fail to produce such data within a reasonable time period, if available.

d.
Plaintiffs shall submit to the Court a motion for authorization to disseminate Class Notice of the Settlement to the Settlement Class (the “Notice Motion”). The Notice Motion shall include a proposed Notice Plan, which addresses the form of, method for, and proposed dates of dissemination of Class Notice.
e.
Within forty-five (45) business days after the deadline for submitting requests for exclusion in accordance with the requirements set forth in the Class Notice, or after the Court accepts any late-filed requests for exclusion, whichever is later, Plaintiffs shall seek the entry of an order and final judgment, the text of which Plaintiffs and MAA shall agree upon, and such agreement will not be unreasonably withheld, conditioned, or delayed. The terms of that proposed order and final judgment will include, at a minimum, the substance of the following provisions:
i.
certifying the Settlement Class described in Paragraph 3, pursuant to Rule 23 of the Federal Rules of Civil Procedure, solely for purposes of this Settlement as a Settlement Class for the Action;
ii.
approving finally this Settlement and its terms as being fair, reasonable, and adequate as to the Settlement Class Members within the meaning of Rule 23 of the Federal Rules of Civil Procedure and directing its consummation according to its terms;
iii.
directing that all Releasors shall, by operation of law, be deemed to have released all Releasees from the Released Claims;
iv.
directing that MAA shall release the Releasors from all claims and causes of action that arise out of, or relate in any way to, the institution, prosecution, or settlement of the claims against MAA (as provided for in Paragraph 16);
v.
directing that the Action (including the Complaint) be dismissed as to MAA with prejudice, and except as provided for in this Agreement, without costs;
vi.
reserving to the Court the exclusive jurisdiction over this Settlement and this Agreement, including the interpretation, administration, and consummation of this Settlement, including, without limitation, any suit, action, proceeding, or dispute relating to the release provisions herein, as well as over MAA for its provision of cooperation pursuant to this Agreement;
vii.
determining under Federal Rule of Civil Procedure 54(b) that there is no just reason for delay and directing that the judgment of dismissal in the Action as to MAA shall be final; and

viii.
providing that: (1) the Court’s certification of the Settlement Class is without prejudice to, or waiver of, the rights of any (a) non-settling Defendant to contest certification of any other class proposed in the Action, or of (b) MAA’s right to contest certification of any proposed class in the Action should this Agreement not become final as described in subsection (f) to this Paragraph; (2) the Court’s findings in the order and final judgment in the Action shall have no effect on the Court’s ruling on any motion to certify any class in the Action or on the Court’s rulings concerning any motion filed by any Defendant (other than to enforce the terms of this Settlement or the order and final judgment described in this Paragraph); (3) no Party may cite or refer to the Court’s approval of the Settlement Class as persuasive or binding authority with respect to any motion to certify any such class or any motion filed by any Defendant (other than to enforce the terms of this Settlement or the order and final judgment described in this Paragraph); and (4) no Person may use the certification of the Settlement Class as an admission by MAA or any Releasee as to the merits, propriety, or sufficiency of a putative class in any other litigation or adjudicative proceeding or in support of any motion to certify a putative class in any other litigation or adjudicative proceeding.
f.
This Agreement shall become final and be deemed to have received final approval when: (i) the Court has entered in the Action a final order certifying the Settlement Class described in Paragraph 3, approved this Agreement under Federal Rule of Civil Procedure 23(e), and entered a final judgment dismissing the Action with prejudice as to MAA without costs other than those provided for in this Agreement; and (ii) the time for appeal or to seek permission to appeal from the Court’s approval of this Agreement and entry of the order and the final judgment as to MAA described in (i) hereof has expired in the Action or, if appealed, approval of this Agreement and the order and final judgment in the Action as to MAA have been affirmed in their entirety by the court of last resort to which such appeal has been taken and such affirmance has become no longer subject to further appeal or review (the “Effective Date”). It is agreed that the provisions of Rule 60 of the Federal Rules of Civil Procedure shall not be taken into account in determining the above-stated times. On the Execution Date, Plaintiffs and MAA shall be bound by the terms of this Agreement, and this Agreement shall not be rescinded except in accordance with Paragraphs 5 and 14.
3.
Certification of a Settlement Class. Plaintiffs shall move the Court for certification of the following Settlement Class for settlement purposes only:

All persons and entities in the United States and its territories who paid rent on at least one multifamily residential real estate lease directly to any owner, manager and/or owner-operator (including to any division, subsidiary, predecessor, agent or affiliate of any owner, manager and/or owner-operator) on a property subject to a license for RealPage’s Revenue Management Solutions, Lease Rent Options (“LRO”), YieldStar (“YS”), and/or AI Revenue Management (“AIRM”) (“RealPage RMS”) at any time during the period of October 18, 2018 through November 21, 2025 (the “Settlement Class Period”). Specifically excluded from this Class are Opt-Outs; Defendants; any entity licensing RealPage’s RMS, the officers or directors of any entity licensing RealPage’s RMS and any entity in which any entity licensing RealPage’s RMS has a controlling interest; any affiliate, legal representative, heir or assign of any entity licensing RealPage’s RMS; federal, state, or local governments; states and their subdivisions, agencies, and instrumentalities; any judicial officer presiding over this Action and the members of his/her immediate family and judicial staff; and any juror assigned to this Action.

MAA agrees that, for purposes of obtaining approval of this Settlement, it will not oppose Plaintiffs’ motion(s) for certification of the Settlement Class for settlement purposes only. If the Effective Date does not occur, MAA shall have the full ability to oppose any motion for certification of a litigation class, and Plaintiffs may not use anything in the Settlement Agreement, preliminary approval papers, or other settlement materials against MAA.

4.
Settlement Class’s Release.
a.
Upon the occurrence of the Effective Date and in consideration of the payment by MAA of the Settlement Amount and the non-monetary relief set forth in Paragraph 13 of this Agreement, Releasors completely, finally, and forever release, acquit, and discharge the Releasees from any and all claims, counterclaims, demands, actions, potential actions, suits, and causes of action, losses, obligations, damages whenever incurred, matters and issues of any kind or nature whatsoever, and liabilities of any nature, including without limitation, claims for costs, expenses, penalties, and attorneys’ fees, whether class, individual, or otherwise in nature, that the Releasors, or any of them, ever had, now have, or hereafter can, shall, or may have, directly, representatively (including asserted in a parens patriae capacity), derivatively or in any other capacity against the Releasees, or any one of them, whether known or unknown, suspected or unsuspected, asserted or unasserted, foreseen or unforeseen, actual or contingent, accrued or unaccrued, matured or unmatured, disclosed or undisclosed, apparent or unapparent, liquidated or unliquidated, in law or equity, arising in any way from or in connection with any act or omission relating to or arising from the factual predicate of the Action or which could have been asserted in the Action, including but not limited to claims relating to or arising from Defendants’ alleged conspiracy to fix or inflate the prices of multifamily residential leases through the use of RealPage RMS, Asset Optimization products including but not limited to Business Intelligence, Performance and Market Analytics and benchmarking solutions, or otherwise, and any claim that Defendants improperly exchanged competitively sensitive information, including, without limitation, claims arising under common law, federal or state antitrust, unfair competition, unfair or deceptive practices, price discrimination, unitary pricing, trade practice, or civil conspiracy law, including without limitation the Sherman Antitrust Act, 15 U.S.C. §1 et seq. (the “Released Claims”). Notwithstanding the foregoing, the Released Claims shall not include: (i) any claims unrelated to the conduct alleged in the Complaint that may exist based on breach of contract, state landlord-tenant regulation, negligence, or personal injury; or (ii) claims relating to the enforcement of the Settlement or its terms. The reservation of claims in the foregoing sentence does not impair or diminish the right of the Releasees to assert any and all defenses to such claims.

b.
The release in Paragraph 4(a) does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests. The release in Paragraph 4(a) shall, however, bar: (1) a claim brought by a state, quasi-state, or local government entity to the extent that such claim is based on a state, quasi-state, or local government entity’s proprietary interests as a member of the Settlement Class that has received or is entitled to receive a financial recovery in this Action; and (2) a claim (including claims asserted in a parens patriae capacity), whether denominated as seeking damages, restitution, unjust enrichment, or other monetary relief, brought by a state, quasi-state, or local government entity for monetary harm sustained by individuals, businesses, other non-state, non-quasi-state, and non-local government entities or private parties themselves that are eligible to be members of the Settlement Class.
c.
In addition to the provisions of Paragraph 4(a), the Releasors acknowledge that they understand Section 1542 of the California Civil Code and expressly waive and release any and all provisions of and rights and benefits conferred by Section 1542 of the California Civil Code, or by any law of any state or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, with respect to the claims released herein. The Parties intend that the Class Notice and the order and final judgment described in Paragraph 2(e) shall reflect this waiver. Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

d.
The Parties intend that the releases in this Agreement be interpreted and enforced broadly and to the fullest extent permitted by law.
e.
The Releasors agree that they may hereafter discover facts in addition to or different from those they believe to be true with respect to the subject matter of this Agreement. The Releasors agree that, notwithstanding the discovery of the existence of any such additional or different facts that, if known, would materially affect their decision to enter into this Agreement, and absent any fraud by MAA that induced the Releasors to grant the releases herein, the releases herein given shall be and remain in effect as a full, final, and complete general release of the Released Claims and the Releasors shall not be entitled to modify, challenge, or set aside this Agreement, either in whole or in part, by reason thereof.

5.
Settlement Amount.
a.
The Settlement Amount represents an all-in cash settlement amount, inclusive of Settlement Class recovery amounts, fees (including attorneys’ fees and any other fees), Service Awards, Notice and Administration Expenses, and all other costs, in full resolution of the Released Claims. The Settlement Amount shall constitute the total amount to be paid by MAA in settlement of these claims and pursuant to this Agreement, and MAA shall not be required to make any other payments for any other reason pursuant to this Agreement. MAA shall pay or caused to be paid a total of $53,000,000.00 (fifty-three million U.S. dollars), all-in cash into an interest-bearing escrow account (the “Escrow Account”) maintained by an escrow agent on behalf of the Settlement Class. MAA will pay or cause to be paid half of the Settlement Amount ($26,500,000.00) within the latter of (i) March 2, 2026, (ii) thirty (30) calendar days after the Execution Date, or (iii) thirty (30) calendar days after Plaintiffs have provided all necessary wire instructions after the Execution Date (“First Settlement Payment”). MAA shall pay or cause to be paid the remaining half of the Settlement Amount ($26,500,000.00) by the latter of (a) May 16, 2026; or (b) four (4) business days after filing of the Preliminary Approval Motion. The Parties agree and acknowledge that none of the Settlement Amount paid by MAA under this Agreement shall be deemed to be, in any way, a penalty or a fine of any kind and that the Settlement Amount is for restitution and/or remediation purposes.
b.
If MAA (or its successor) does not pay or cause to be paid the Settlement Amount in full within the time period specified above, then Settlement Class Counsel, in its sole discretion, may, at any time prior to the Court entering the judgment: (i) terminate the Settlement by providing written notice to counsel for the Parties; (ii) seek to enforce the terms of the Settlement and this Agreement and seek entry of a judgment and/or order to effectuate and enforce the terms of this Agreement; and/or (iii) pursue such other rights as Plaintiffs and the Settlement Class may have arising out of the failure to timely pay the Settlement Amount in full into the Escrow Account.
c.
The Settlement is non-recapture, i.e., it is not a claims-made settlement, and there will be no reversion of settlement funds to MAA, its insurance carriers, or any other person or entity who or which funded the Settlement Amount, if the Settlement becomes final. Upon the occurrence of the Effective Date, neither MAA, Releasees, or any other person or entity who or which paid any portion of the Settlement Amount (including, without limitation, any of MAA’s insurance carriers), shall have any right to the return of the Settlement Fund or any portion thereof for any reason whatsoever.
6.
Escrow Account. An Escrow Account shall be maintained by Settlement Class Counsel at a bank designated by Settlement Class Counsel. The Escrow Account shall be administered under the Court’s continuing supervision and control.

a.
Any sums required to be held in escrow hereunder shall be held by the Escrow Agent, which shall be controlled by Settlement Class Counsel (subject to the supervision of the Court) for the benefit of the Settlement Class. To the extent that money is not paid out from the Settlement Fund as authorized by this Agreement or as otherwise ordered by the Court, all assets held by the Escrow Agent in the Settlement Fund shall be deemed to be held in custodia legis and shall remain subject to the jurisdiction of the Court until such time as they shall be distributed or returned pursuant to this Agreement and/or further order of the Court. Other than amounts disbursed for Notice and Administration Expenses, Taxes and Tax Expenses, and any Fees and Expense Award, the remainder of the Settlement Fund shall not be distributed before the Effective Date occurs. The Escrow Agent shall not disburse the Settlement Fund, or any portion thereof, except as provided in this Settlement Agreement, or upon Order of the Court. The Escrow Agent shall bear all risks related to the holding of the Settlement Fund in the Escrow Account.
b.
The Escrow Agent, at the direction of Settlement Class Counsel, shall invest all funds exclusively in eligible investments, meaning obligations or securities issued or guaranteed by the U.S. Government, or any agency or instrumentality thereof, backed by the full faith and credit of the United States, or fully insured by the U.S. Government, or an agency thereof, and including any mutual funds or similar funds invested solely in such obligations or securities, and the Escrow Agent (unless otherwise instructed by Settlement Class Counsel) shall reinvest the proceeds of these obligations or securities as they mature in similar instruments at their then-current market rates. Interest earned on the money deposited into the Escrow Account shall be part of the Settlement Fund and accrue to the benefit of the Settlement Class.
c.
Neither the Parties nor their respective counsel shall be liable for the loss of any portion of the Settlement Fund, nor have any liability, obligation, or responsibility for: (i) the payment of claims, taxes (including interest and penalties), legal fees, or any other expenses payable from the Settlement Fund; (ii) the investment of any Settlement Fund assets; or (iii) any act, omission, or determination of the Escrow Agent.
d.
The Settlement Fund shall be used to pay: (i) Taxes and any Tax Expenses; (ii) Notice and Administration Expenses as authorized by this Agreement; (iii) any Fee and Expense Award; (iv) any Service Awards to Plaintiffs; and (v) other fees and expenses, if any, authorized by the Court. The balance of the Settlement Fund remaining after the above payments shall constitute the Net Settlement Fund, which shall be distributed to the Authorized Claimants in accordance with this Agreement and the Plan of Allocation approved by the Court.

e.
In the event this Agreement is disapproved, disallowed, terminated, rescinded, or otherwise fails to become effective for any reason (including after appeal), Plaintiffs and/or Settlement Class Counsel shall reimburse to MAA via wire transfer all funds remaining in the Escrow Account at that time, less any reasonable unpaid expenses incurred by Settlement Class Counsel under Paragraph 8 in attempting to effectuate this Settlement contemplated herein and/or performing their obligations under this Agreement, and the Parties’ respective positions shall be returned to the status quo ante. Such reimbursement shall be made, with all accrued interest through the date of reimbursement, within thirty (30) calendar days of the Agreement being disapproved, disallowed, terminated, rescinded, or otherwise failing to become effective for any reason (including after appeal). MAA shall promptly provide Settlement Class Counsel with wire transfer instructions to effectuate this transfer upon written notice by Plaintiffs and/or Settlement Class Counsel. Settlement Class Counsel shall ensure that the Settlement Administrator also provides MAA full and complete information related to the Escrow Account to enable MAA to determine whether any taxes may be owed on the funds returned to MAA.
7.
Tax Treatment.
a.
The Parties agree that the Settlement Fund is intended at all times to be and shall to the maximum extent permitted by law be treated as, a qualified settlement fund within the meaning of Treasury Regulation §1.468B-1 and §468B of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable years of the Settlement Fund, beginning with the date it is created. In addition, the Escrow Agent and, as required, Plaintiffs and MAA, shall jointly and timely make such elections as are necessary or advisable to carry out the provisions of this Paragraph, including the “relation-back election” (as defined in Treasury Regulation §1.468B-1(j)(2)(ii)) back to the earliest permitted date; provided that no election under Treasury Regulation §1.468B-1(k) to treat a qualified settlement fund as a subpart E trust shall be made. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Settlement Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.
b.
For purposes of §468B of the Code and the regulations promulgated thereunder, the “administrator” shall be the Settlement Administrator. The Settlement Administrator shall timely and properly file all tax returns necessary or advisable with respect to the Settlement Fund, and make all required payments of Taxes, including deposits of estimated Tax payments in accordance with Treas. Reg. §1.468B-2(k). Such tax returns (as well as the elections described in Paragraph 7(a) above) shall be consistent with this Paragraph 7 and reflect that all Taxes and Tax Expenses (including any estimated Taxes and Tax Expenses, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein.

c.
All Taxes and Tax Expenses shall be paid out of the Settlement Fund. In all events, MAA and Releasees shall have no liability for Taxes and Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement (but not a Notice and Administration Expense) and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything in this Agreement to the contrary) to withhold from distribution to Settlement Class Members any funds necessary to pay such Taxes and Tax Expenses or any other amounts required to be withheld by applicable laws, including pursuant to Treasury Regulation §1.468B-2(l), including the establishment of adequate reserves for any Taxes and Tax Expenses. Plaintiffs and MAA agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph.
d.
MAA, Releasees, and MAA’s Counsel shall have no liability for, or obligations relating to, Taxes and Tax Expenses, including with respect to acts or omissions of the Settlement Administrator or its agents with respect thereto. The Escrow Agent, through the Settlement Fund, shall indemnify and hold each of MAA, Releasees, and MAA’s Counsel harmless for any Taxes and Tax Expenses (including, without limitation, taxes payable by reason of such indemnification).
e.
Plaintiffs and Plaintiffs’ Counsel shall have no liability for, or obligations with regard to, Taxes and Tax Expenses. The Escrow Agent, through the Settlement Fund, shall indemnify and hold Plaintiff and each of Plaintiffs’ Counsel harmless for any Taxes and Tax Expenses (including, without limitation, taxes payable by reason of such indemnification).
8.
Class Administration and Notice. Settlement Class Counsel has retained Angeion Group, LLC, as Settlement Administrator responsible for all aspects of settlement administration in this Action. Such Settlement Administrator shall be approved by the Court in connection with this Settlement, and, if approved, overseen by Settlement Class Counsel. MAA will not have any involvement in the claims administration process, or the plan of allocation of the settlement proceeds. Settlement Class Counsel, in their sole discretion, may replace, and/or retain one or more additional and/or alternate Settlement Administrator(s). Such Settlement Administrator(s) shall be approved by the Court in connection with this Settlement, and, if approved, overseen by Settlement Class Counsel. MAA will not have any involvement in the selection of the Settlement Administrator(s). The Settlement Administrator(s) will be selected solely by Plaintiffs’ counsel, and the plan of allocation will be proposed solely by Plaintiffs’ counsel, subject to Court approval. Notice and Administration Expenses shall be paid from the Settlement Fund as authorized by this Agreement. In no event shall Plaintiffs or Settlement Class Counsel be responsible for paying any amount for the Notice and Administration Expenses. Plaintiffs will make reasonable efforts to notice multiple settlements with multiple Defendants in a single Class Notice to the extent possible.
a.
At no time and under no circumstances shall Plaintiffs, MAA, Settlement Class Counsel, Plaintiffs’ Counsel, MAA’s Counsel, the Releasors, or the Releasees have any liability for claims of wrongful or negligent conduct on the part of the Settlement Administrators or their agents.

b.
Notice to Settlement Class Members of this Agreement shall be in conformance with the Notice Plan approved by the Court, after submission by Plaintiffs. The Claim Form shall conform to the form approved by the Court after proposed submissions by Plaintiffs. The procedures for submitting claims shall conform to the procedures outlined below.
c.
Each Settlement Class Member wishing to participate in the Settlement shall be required to submit to the Settlement Administrator a Claim Form. Each Claim Form must be signed under the penalty of perjury and must be supported by such documents as specified in the instructions contained in the Claim Form or otherwise given by the Settlement Administrator.
d.
All Claim Forms must be received by the Settlement Administrator within the time prescribed in the plan for Notice as approved by the Court. Any Settlement Class Member who fails to submit a properly completed Claim Form within such period as shall be authorized by the Court shall be forever barred from receiving any payments pursuant to this Agreement or from the Settlement Fund. Notwithstanding the foregoing, Settlement Class Counsel may, in its discretion: (i) accept for processing late submitted claims, so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed; and (ii) waive what Settlement Class Counsel deem to be de minimis or technical defects in any Claim Form submitted. No Person shall have any claim against Plaintiffs, Plaintiffs’ Counsel, or the Settlement Administrator by reason of any exercise of discretion with respect to such late submitted or technically deficient claims.
e.
Each Claim Form shall be submitted to, and reviewed by, the Settlement Administrator who shall determine, under the supervision of Settlement Class Counsel, in accordance with this Agreement, the Plan of Allocation approved by the Court, and any applicable orders of the Court, the extent, if any, to which each claim shall be allowed, subject to review by the Court, as described below.
f.
Without regard to whether a Claim Form is submitted or allowed, each Claimant who declines to be excluded from the Settlement Class shall be deemed to have submitted to the jurisdiction of the Court with respect to such Claimant’s claim, and such Claimant’s claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of Claim Forms.
g.
Payment pursuant to this Settlement shall be deemed final and conclusive against all Settlement Class Members. All Settlement Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund.

h.
All proceedings with respect to the administration, processing, and determination of claims described in this Agreement and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of, and decided by, the Court, if they cannot otherwise be resolved during the claims process. All Plaintiffs, Settlement Class Members, Claimants, and Releasors expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations as provided herein. The decision of the Court with respect to objections to the Settlement Administrator’s claim determinations shall be final and binding on all Plaintiffs, Settlement Class Members, Claimants, and Releasors, and there shall be no appeal to any court, including the United States Court of Appeals for the Sixth Circuit, such right of appeal having been knowingly and intentionally waived by each Plaintiff, Settlement Class Member, Claimant, and Releasor.
i.
No Person shall have any claim against MAA, MAA’s Counsel, Releasees, Plaintiffs, Releasors, Plaintiffs’ Counsel, or the Settlement Administrator, based on determinations or distributions made substantially in accordance with this Agreement and the Settlement contained herein, the Plan of Allocation, or any orders of the Court.
9.
Exclusions and Objections.
a.
MAA reserves all legal rights and defenses with respect to any potential Settlement Class Member that validly requests exclusion.
b.
A Settlement Class Member wishing to request exclusion must comply with the instructions set forth in the Class Notice. Subject to Court approval, a request for exclusion that does not comply with the requirements set forth in the Class Notice shall be invalid, and each person or entity submitting an invalid request shall be deemed a Settlement Class Member and shall be bound by this Settlement Agreement.
c.
Any Person who or which submits a request for exclusion may thereafter submit to the Settlement Administrator a written revocation of that request for exclusion, provided that it is received no later than two (2) days before the Fairness Hearing, in which event that person will be included in the Settlement Class.
d.
MAA or Settlement Class Counsel may dispute an exclusion request in accordance with the Notice Plan approved by the Court.

e.
Any Person who has not requested exclusion from the Settlement Class and who objects to the settlement set forth in this Settlement Agreement may appear in person or through counsel, at that Person’s own expense, at the Fairness Hearing to present any evidence or argument that the Court deems proper and relevant. However, no such Person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court, unless such Person properly submits a written objection that includes: (i) a notice of intention to appear; (ii) proof of membership in the Settlement Class; and (iii) the specific grounds for the objection and any reasons why such Person desires to appear and be heard, as well as all documents or writings that such Person desires the Court to consider. As soon as practicable, Settlement Class Counsel shall cause all written objections to be filed with the Court. Any Person that fails to object in the manner prescribed herein shall be deemed to have waived his, her, or its objections and will forever be barred from making any such objections in the Action, unless otherwise excused for good cause shown, as determined by the Court.
f.
Within fourteen (14) calendar days after the deadline for submitting requests for exclusion in accordance with the requirements set forth in the Class Notice, or after the Court accepts any late-filed requests for exclusion, whichever is later, Plaintiffs’ Counsel (either directly or by and through the Settlement Administrator) shall provide MAA’s Counsel a final report that states: (i) each person or entity (together with all identifying information that MAA provided to the Plaintiff’s Counsel or the Settlement Administrator or Plaintiffs’ Counsel otherwise obtained) that requested exclusion; (ii) the date on which each request for exclusion was postmarked and received; and (iii) whether the request for exclusion was timely and validly made.
10.
Payment of Expenses. Subject to Court approval, disbursements not exceeding $1 million for payment of reasonable Notice and Administration Expenses (including any escrow fees and costs) and Tax and Tax Expenses may be paid by Settlement Class Counsel from the Settlement Fund and shall not be refundable to MAA, its insurance carriers, or any other person or entity who or which funded the Settlement Amount, in the event this Settlement Agreement is disapproved, rescinded, or otherwise fails to become effective, to the extent such expenses have actually been expended or incurred. Any refund that becomes owed to MAA under this Paragraph if this Settlement does not become final or is rescinded or otherwise fails to become effective may be paid out of the Escrow Account without approval of the Court. Any refund will be given on a pro rata basis. For example, if there were $106 million in total settlements (MAA’s share would be 50%) and $1 million were spent on Notice and Administration Expenses, MAA would receive a refund of $500,000. Other than as set forth in this Paragraph, MAA shall not be liable for any of the Plaintiffs’ or other potential Settlement Class Members’ costs or expenses of the litigation of the Action, including attorneys’ fees, fees and expenses of expert witnesses and consultants, and costs and expenses associated with discovery, motion practice, hearings before the Court, appeals, trials, or the negotiation of other settlements, or for class administration and costs. To mitigate the costs of notice and administration, Plaintiffs shall use their best efforts, if practicable, to disseminate notice of this Settlement together with notice of any other settlements in the Action and shall apportion the costs of notice and administration in an equitable manner across the applicable settlements.

11.
The Settlement Fund.
a.
The Releasors shall look solely to the Settlement Fund for settlement and satisfaction, as provided herein, of all Released Claims against the Releasees, and shall have no other recovery against the Releasees as to the Released Claims.
b.
After the Effective Date, the Settlement Fund shall be distributed in accordance with a Plan of Allocation. MAA will take no position with respect to such Plan of Allocation proposed by Settlement Class Counsel, or such plan as may be approved by the Court. In no event shall any of the Releasees have any responsibility, financial obligation, or liability whatsoever with respect to the investment, distribution, allocation, or administration of the Settlement Fund, except as expressly otherwise provided in Paragraph 10.
c.
The Releasees shall not be liable for any costs, fees, or expenses of the Plaintiffs’ or the Settlement Class’s respective attorneys, experts, advisors, agents, or representatives. Instead, any and all such costs, fees, and expenses approved by the Court, or authorized by Paragraph 10, shall be paid out of the Settlement Fund in accordance with this Agreement.
12.
Fee Awards, Costs and Expenses, and Service Awards for Plaintiffs.
a.
MAA understands that Settlement Class Counsel may, at a time to be determined in its sole discretion after preliminary approval of the Agreement, submit an application or applications to the Court (the “Fee and Expense Application”) for: (i) an award of attorneys’ fees not in excess of one-third of the Settlement Fund; (ii) reimbursement of expenses and costs incurred in connection with prosecuting the Action; and/or (iii) Service Awards for Plaintiffs, plus interest on such attorneys’ fees, costs, and expenses at the same rate and for the same period as earned by the Settlement Fund (until paid) as may be awarded by the Court (the “Fee and Expense Award”).
b.
Attorneys’ fees, costs, and expenses, as awarded by the Court, shall be payable from the Escrow Account, immediately upon final approval of the Settlement by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on this Settlement or any part thereof. Settlement Class Counsel shall thereafter be solely responsible for allocating the Fee and Expense Award among Plaintiffs’ Counsel in a manner in which Settlement Class Counsel may agree or have agreed based on their assessment of the overall respective contributions of such counsel to the initiation, prosecution, and resolution of the Action. However, if and when, as a result of any appeal and further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed, or return of the Settlement Amount is required, then within fifteen (15) business days of such an order from a court of appropriate jurisdiction, each Plaintiffs’ Counsel law firm that has received any fees or expenses shall refund to the Settlement Fund such funds previously paid to it, plus interest thereon at the same rate as earned on the Settlement Fund, in an amount consistent with such reversal or reduction. Each law firm that serves as Plaintiffs’ Counsel, as a condition of receiving a portion of the Attorneys’ Fees and Expense award, on behalf of itself and each partner, shareholder, or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for purposes of enforcing the provisions of this Paragraph.

c.
The procedure for and the allowance or disallowance by the Court of the application by Settlement Class Counsel for attorneys’ fees, costs and expenses, or service awards for the Plaintiffs to be paid out of this Settlement Fund are not part of this Agreement, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of this Settlement, and any order or proceeding relating to a request for attorneys’ fees and reimbursement of expenses or service awards, or any appeal from any such order, shall not operate to terminate or cancel this Agreement, or affect or delay the finality of the judgment approving this Settlement.
d.
Nothing in this Paragraph 12, nor anything related to Settlement Class Counsel’s request(s) for fees, costs, or expenses shall impact the finality of this Agreement, regardless of what the courts may decide about Settlement Class Counsel’s entitlement to attorneys’ fees, costs, or expenses or any other aspect of this Paragraph. No order of a court or modification or reversal on appeal of any order of the court concerning any attorney’s fees, costs, expenses, or Service Awards shall constitute grounds for termination of this Agreement, provided that it does not otherwise affect the rights of MAA or the Releasees under this Agreement.
13.
Discovery Obligations and Non-Monetary Consideration.
a.
The Parties, through their respective counsel, shall cease all litigation activities against each other related to the Action unless and until: (a) the Court preliminarily or finally denies approval of this Agreement; or (b) the Settlement Agreement is terminated in accordance with the terms of this Agreement.
b.
Cooperation. Cooperation by MAA is a material term of the Settlement and shall include the following categories of cooperation.
i.
MAA shall answer reasonable questions concerning its structured data;
ii.
MAA shall answer reasonable questions concerning any identified deficiencies in its document productions and will not unreasonably deny Plaintiffs a re-production of documents identified as having technical errors or which Plaintiffs are otherwise unable to access or review (i.e., encrypted, password-protected, illegible), and which were produced as responsive in this Action;
iii.
MAA shall produce to Plaintiffs any documents produced to any other plaintiffs, or any federal, state, or other domestic regulator, concerning the subject matter of the Action or any allegations within the same factual predicate of the Action within ten (10) business days of the Execution Date, with any documents produced to such entities after execution of this Agreement to be produced ten (10) business days after their production to such other plaintiffs or regulators. This includes all deposition transcripts of MAA’s personnel and related exhibits from parallel government actions, if any;
iv.
MAA shall make one then-current employee available as a witness for trial, should trial occur, accepting service of a trial subpoena and agreeing to waive any objections under Rule 45(c) relating to place of compliance; and

v.
MAA shall use reasonable efforts to assist Plaintiffs in authenticating documents and/or things produced in the Action by MAA where the facts indicate that the documents and/or things at issue are authentic, whether by declarations or affidavits, or, if declarations or affidavits are not reasonably sufficient, depositions, hearings, and/or at trial(s) as may be necessary for the Action.
vi.
Notwithstanding any other provision in this Agreement, MAA shall have no obligation to produce attorney-client privileged communications, attorney work-product, communications with any regulatory agency or governmental body, or any communications protected by applicable settlement privileges, including Federal Rule of Evidence 408. MAA may assert the work product doctrine, the attorney-client privilege, the common interest privilege, the joint defense privilege, obligations under applicable data privacy laws or regulations, and/or applicable privilege or protection with respect to any cooperation materials provided or requested under this Settlement Agreement. To the extent MAA withholds or redacts materials provided pursuant to this Paragraph based on any of the foregoing privileges, protections, laws, or regulations, MAA shall inform Plaintiffs’ Counsel. Plaintiff’s Counsel may request a privilege log as to any materials withheld, and MAA will consider the request in good faith.
vii.
Unless ordered by a court having jurisdiction or upon agreement from MAA, under no circumstances shall Plaintiffs or Plaintiffs’ Counsel produce documents or information obtained from MAA to any Person.
viii.
Any dispute or controversy arising out of, or relating to, the cooperation, including the scope of any privilege, shall be discussed first among counsel for the Parties, and if that discussion fails to resolve the dispute, shall be submitted to the Court for resolution. Each Party shall be responsible for its own attorneys’ fees and costs in association with any such submission.
c.
Data Sharing. Beginning on the date the Court grants Preliminary Approval of the Settlement, and for a period of five (5) years thereafter, as part of setting rental prices or generating rental pricing recommendations for any properties managed by MAA, MAA shall not, within the United States and its territories: (i) disclose MAA’s Nonpublic Data to any other property manager or property owner; (ii) solicit Nonpublic Data from any other property manager or property owner; or (iii) use Nonpublic Data obtained from another property manager or property owner. Nothing in this Paragraph shall apply to communications between properties managed by MAA, or any other individual or entity providing services to properties managed by MAA for whom the disclosure of Nonpublic Data is necessary to provide its services. For avoidance of doubt, the restrictions set forth in this Paragraph apply to Nonpublic Data obtained through any form, whether directly or through an intermediary, including, without limitation, call arounds or market surveys, in-person meetings, calls, text messages, chat communications, emails, surveys, spreadsheets, shared documents (e.g., Google documents and SharePoint documents), industry meetings (e.g., user groups), online fora, private meetings, RMS, or information-exchange service. For avoidance of doubt, the restrictions set forth in this Paragraph do not prohibit MAA personnel from touring properties owned or managed by third parties, or from third parties touring any properties managed by MAA, if in those tours MAA does not solicit, obtain, or provide any information that would not be made available to any prospective tenant of such property.

d.
Use of RealPage Revenue Management Solutions. Beginning on the date the Court grants Preliminary Approval of the Settlement, and for a period of five (5) years thereafter, MAA shall not, within the United States and its territories, use any Revenue Management Solution that does not comply with the terms of the Proposed Final Judgment between the United States and RealPage, or any subsequent final judgment the Court enters, in United States et al. v. RealPage et al. (currently docketed as ECF No. 159-1 in No. 1:24-cv-00710 in the Middle District of North Carolina) (“RealPage Final Judgment”). The Class Notice shall include a copy of, or direct Class Members to a readily available copy of, the RealPage Final Judgment.
14.
Termination and Rescission.
a.
Rejection or Alteration of Settlement Terms. If: (i) the Court refuses to grant preliminary or final approval of this Agreement or certify the Settlement Class or such grant or certification is set aside on appeal; (ii) the Court does not enter final judgment with respect to MAA or such final judgment is not affirmed on appeal; or (iii) if Opt-Outs exceed ten percent (10%) of Settlement Class Members and MAA elects to revisit the terms of this Settlement, then the Parties shall have sixty (60) days to meet and confer about possible reformulation of the Settlement Agreement, and after such time if the Parties do not reach agreement on a reformulation and resubmission of the Settlement Agreement, the Settlement Agreement automatically terminates, unless an extension is otherwise agreed upon by the Parties. Alternatively, if the Court provides feedback such that its approval is conditioned on material modifications to this Settlement Agreement, MAA and Plaintiffs agree to discuss in good faith within sixty (60) days whether any adjustments to this Settlement Agreement are agreeable, including whether termination is appropriate, unless an extension is otherwise agreed upon by the Parties. A refusal to approve or modification or reversal on appeal based solely on, or relating solely to, the Settlement Class Counsel’s fees and expenses award and/or Plan of Allocation shall not be deemed a refusal to approve or modify the terms of this Settlement Agreement.
b.
Termination of Settlement. In the event of termination or rescission pursuant to this Paragraph 14, then: (i) within fifteen (15) calendar days, the Settlement Amount (including accrued interest), less expenses and costs used or incurred for Class Notice and costs of administration of the Settlement Fund, if any, shall be refunded by the Escrow Agent to MAA pursuant to written instructions from MAA’s Counsel to Settlement Class Counsel; and (ii) the Parties shall be deemed to have reverted to their respective status in the Action as of the Execution Date and without waiver of any positions asserted in the Action prior to that date. Except as otherwise expressly provided herein, the Parties shall proceed in all respects as if this Settlement Agreement had not been executed.

c.
Plaintiffs, the Settlement Class, Settlement Class Counsel, and MAA agree that, whether or not the Court finally approves this Settlement Agreement, neither the fact of, nor content of, settlement negotiations, discussion, or attorney proffers will constitute admissions, nor be used as evidence of any violation of any statute or law, or of any liability or wrongdoing by MAA or any Releasee, or the truth of any of the claims or allegations contained in the Action or any pleading filed by Plaintiffs, the Settlement Class, or Settlement Class Counsel in the Action, and any evidence of such negotiations, discussions, and proffers are not discoverable and the Plaintiffs and the Settlement Class cannot use them directly or indirectly except in a proceeding to enforce or interpret this Settlement Agreement. Nothing in this Settlement Agreement shall affect the application of Federal Rule of Evidence 408. However, the Parties agree that this Settlement Agreement shall be admissible in any proceeding for establishing the terms of the Agreement or for any other purpose with respect to implementing or enforcing its terms. This Settlement Agreement shall not be construed as an admission of liability or wrongdoing, or used as evidence of liability, for any purpose in any legal proceeding, claim, regulatory proceeding, or government investigation.
15.
Covenant Not to Sue. The Releasors hereby covenant and agree that they shall not, hereafter, sue or otherwise seek to establish liability against any of the Releasees based, in whole or part, upon any of the Released Claims.
16.
MAA Release. Pending the Effective Date, MAA agrees not to seek relief against Plaintiffs, Settlement Class Members, and Settlement Class Counsel for any claims relating to the institution, prosecution, or settlement of the Action. Upon the Effective Date, MAA shall release Plaintiffs, Settlement Class Members, Settlement Class Counsel, and Plaintiffs’ Counsel from all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against MAA, except for claims relating to the enforcement of the Settlement.
17.
No Admission of Liability. MAA denies all allegations of wrongdoing in the Action. Nothing in this Settlement Agreement constitutes an admission by MAA as to the merits of the allegations made in the Action. The Parties expressly agree that this Agreement, whether or not it shall become final, and any and all negotiations, documents, and discussions associated with it, shall not be deemed or construed to be an admission or evidence of: (i) a violation of any statute or law or of any liability or wrongdoing whatsoever by MAA, or any Releasees; or of (ii) the truth of any of the claims or allegations contained in the Complaint or any other pleading filed in the Action, and shall not be used against MAA or the other Releasees, and evidence thereof shall not be discoverable or used in any way, whether in the Action or in any other action or proceeding, against MAA or the Releasees.

18.
Joint and Several Liability Preserved. This Agreement does not settle or compromise any claim by Plaintiffs or any Settlement Class Member asserted against any Defendant or alleged co-conspirator other than MAA and the Releasees. All claims against such other Defendants or alleged co-conspirators are specifically reserved by Plaintiffs and the Settlement Class. MAA’s and the other Releasees’ pricing of multifamily housing rental properties for the Settlement Class and their alleged illegal conduct shall, to the extent permitted or authorized by law, remain in the Action as a potential basis for damage claims against any Defendant or alleged co-conspirator other than MAA and the Releasees and shall be part of any joint and several liability claims against any Defendant or alleged co-conspirator other than MAA and the Releasees. MAA and the Releasees shall not be responsible for any payment to Plaintiffs or the Settlement Class other than the Settlement Amount and the amounts specifically agreed to in Paragraphs 5 and 10 of this Agreement.
19.
Confidentiality. The Parties agree that all settlement discussions, and all materials exchanged during settlement negotiations, shall remain confidential. The Parties also agree that the existence of this Settlement Agreement shall remain confidential until publicly filed with the Court for approval. Nothing in this Paragraph shall prohibit Settlement Class Counsel from disclosing this Agreement to their clients or co-counsel. Similarly, nothing in this Paragraph shall prohibit MAA or any Releasee from making general disclosures as necessary to comply with the securities laws and other disclosure obligations, as well as in its public filings. Following the Execution Date, MAA and Plaintiffs may inform other parties to this Action that they have executed a settlement agreement.
20.
CAFA. MAA shall submit all materials required to be sent to appropriate federal and state officials pursuant to the Class Action Fairness Act of 2005, 28 U.S.C. §1715, and notify the Court that CAFA compliance has been accomplished.
21.
Continuing Jurisdiction. The Court shall retain jurisdiction over the implementation, interpretation, enforcement, and performance of this Agreement, and shall have exclusive jurisdiction over any suit, action, proceeding, or dispute arising out of or relating to this Agreement or the applicability of this Agreement, including without limitation, any suit, action, proceeding, or dispute relating to the release provisions herein, that cannot be resolved by negotiation and agreement by Plaintiffs and MAA, including challenges to the reasonableness of any party’s actions. MAA will not object to complying with any of the provisions outlined in this Agreement on the basis of jurisdiction. The Parties also agree that, in the event of such dispute, they are and shall be subject to the jurisdiction of the Court and that the Court is a proper venue and convenient forum.
22.
Entire Agreement. This Agreement constitutes the entire, complete, and integrated agreement between Plaintiffs and MAA pertaining to this Settlement of the Action against MAA, and supersedes all prior and contemporaneous undertakings, communications, representations, understandings, negotiations, and discussions, either oral or written, between Plaintiffs and MAA in connection herewith. This Agreement may not be modified or amended except in writing executed by Plaintiffs and MAA and no Party will assert any claim against another based on any alleged agreement affecting or relating to the terms of this Agreement not in writing and signed by the Parties.

23.
Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Plaintiffs and MAA. Without limiting the generality of the foregoing, upon the Effective Date, each and every covenant and agreement made herein by Plaintiffs or Settlement Class Counsel shall be binding upon all Settlement Class Members and Releasors. The Releasees (other than MAA, which is a party to this Agreement) are third-party beneficiaries of this Agreement and are authorized to enforce its terms applicable to them. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any person or entity other than Settlement Class Members, Releasors, and Releasees any right or remedy under or by reason of this Agreement.
24.
Execution in Counterparts. This Agreement may be executed in counterparts by Plaintiffs and MAA, and a facsimile or Portable Document Format (.pdf) image of a signature shall be deemed an original signature for purposes of executing this Agreement.
25.
Notice. Where this Agreement requires either party to provide notice or any other communication or document to the other, such notice shall be in writing, and such notice, communication, or document shall be provided by electronic mail (provided that the recipient acknowledges having received that email, with an automatic “read receipt” or similar notice constituting an acknowledgement of an email receipt for purposes of this Paragraph 25), or letter by overnight delivery to the undersigned counsel of record for the party to whom notice is being provided.
26.
Privilege. Nothing in this Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.
27.
Voluntary Settlement and Agreement; Advice of Counsel. Each Party agrees and acknowledges that it has: (1) thoroughly read and fully understands this Agreement; and (2) received or had an opportunity to receive independent legal advice from attorneys of its own choice with respect to the advisability of entering into this Agreement and the rights and obligations created by this Agreement. Each Party agrees that this Agreement was negotiated in good faith by the Parties and reflects a settlement that was reached voluntarily after consultation with competent legal counsel. Each Party enters into this Agreement knowingly and voluntarily, in consideration of the promises, obligations, and rights set forth herein.
28.
No Party Is the Drafter. This Agreement was jointly negotiated, prepared, and drafted by Settlement Class Counsel and counsel for MAA. None of the Parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter thereof.
29.
Headings. The headings used in this Agreement are intended for the convenience of the reader only and shall not affect the meaning or interpretation of this Agreement.

30.
No Third-Party Beneficiaries. No provision of this Agreement shall provide any rights to, or be enforceable by, any person or entity that is not a Releasee, Releasor, or Settlement Class Counsel.
31.
Opportunity to Cure. If one Party to this Agreement considers another Party to be in breach of its obligations under this Agreement, that Party must provide the breaching Party with written notice of the alleged breach and provide a reasonable opportunity to cure the breach before taking any action to enforce any rights under this Agreement. The waiver by any Party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Agreement.
32.
Governing Law. All terms of this Agreement, and any disputes related thereto, shall be governed and interpreted according to federal substantive and procedural law without regard to its choice of law or conflict of laws principles. Any disputes relating to the Agreement, if they cannot be resolved by negotiation and agreement, shall be submitted, in the first instance, for mediation before Judge Layn Phillips (Ret.) in his capacity as court-appointed mediator, and if not then resolved, shall be submitted to the Court.
33.
Reasonable Extensions. Unless otherwise ordered by the Court, the Parties may jointly agree to reasonable extensions of time to carry out any of the provisions of this Agreement.
34.
Counsel’s Express Authority. Each of the undersigned attorneys represents that he or she is fully authorized to enter into the terms and conditions of, and to execute, this Agreement on behalf of his or her respective client(s) subject to Court approval.

IN WITNESS WHEREOF, the Parties, individually or through their duly-authorized representatives, enter into this Settlement Agreement on the date first above written.

Dated: April 28, 2026

For the Plaintiffs:

/s/ Patrick Coughlin
Patrick Coughlin

Scott+Scott Attorneys at Law LLP

600 W. Broadway, Ste 3300

San Diego, CA 92101

pcoughlin@scott-scott.com

/s/ Stacey Slaughter
Stacey Slaughter

Robins Kaplan LLP

800 LaSalle Avenue, Suite 2800

Minneapolis, MN 55402

sslaughter@robinskaplan.com

/s/ Swathi Bojedla
Swathi Bojedla

Hausfeld LLP

1200 17th St., NW, Suite 600

Washington, DC 20036

sbojedla@hausfeld.com

Dated: April 28, 2026

For MAA:

/s/ Britt M. Miller
Britt M. Miller

Daniel T. Fenske

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

bmiller@mayerbrown.com

dfenske@mayerbrown.com

Scott D. Carey

Ryan P. Loofbourrow

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

1600 West End Avenue, Suite 2000

Nashville, TN 37203

scarey@bakerdonelson.com

rloofbourrow@bakerdonelson.com